Exhibit 5.1

2049 Century Park East
Los Angeles, CA 90067
United States
Facsimile:
+1 310 552 4200	+1 310 552 5900

www.kirkland.com

September 21, 2023

Ares Acquisition Corporation

245 Park Avenue, 44th Floor

New York, New York 10167

Ladies and Gentlemen:

We have acted as special legal counsel to Ares Acquisition Corporation, a Cayman Islands exempted company ( “AAC”), in connection with the Registration Statement on Form S-4, initially filed with the U.S. Securities and Exchange Commission (the “Commission”) on January 25, 2023 (File No. 333-269400), as amended and supplemented through the date hereof pursuant to the Securities Act of 1933, as amended (the “Act”) (such Registration Statement, as amended or supplemented, is hereafter referred to as the “Registration Statement”), relating to the Business Combination Agreement, dated December 5, 2022 (the “Original Business Combination Agreement”), as amended by the First Amendment to Business Combination Agreement, dated June 11, 2023 (the “First Amendment to Business Combination Agreement”) and the Second Amendment to Business Combination Agreement, dated September 12, 2023 (the “Second Amendment to Business Combination Agreement”) (as it may be further amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and among AAC, X-Energy Reactor Company, LLC, a Delaware limited liability company (“X-energy” and, subsequent to the Business Combination as “X-energy Opco”), and, solely for purposes of Section 1.01(f), Section 6.25 and Article IX of the Business Combination Agreement, each of The Kamal S. Ghaffarian Revocable Trust, IBX Company Opportunity Fund 1, LP, a Delaware limited partnership, IBX Company Opportunity Fund 2, LP, a Delaware limited partnership, IBX Opportunity GP, Inc., a Delaware corporation, GM Enterprises LLC, a Delaware limited liability company, and X-Energy Management, LLC, a Delaware limited liability company. Pursuant to the Business Combination Agreement, AAC will change its jurisdiction of incorporation to Delaware (the “Domestication”) pursuant to Part XII of the Companies Law (Revised) of the Cayman Islands and domesticate as a Delaware corporation in accordance with Section 388 of the General Corporation Law of the State of Delaware (the “DGCL”) by filing a certificate of corporate domestication simultaneously with a certificate of incorporation, in each case in respect of AAC with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”). The Domestication is subject to the approval of the shareholders of AAC. In connection with the transactions contemplated by the Business Combination Agreement (collectively, the “Transactions”), AAC will be renamed “X-Energy, Inc.” and is referred to herein as “New X-energy.” We refer herein to AAC following effectiveness of the Domestication as “New X-energy.”

Prior to the Domestication, each of the then issued and outstanding AAC Class B ordinary shares, par value $0.0001 per share (each an “AAC Class B Ordinary Share”), will convert automatically, on a one-for-one basis, into one AAC Class A ordinary share, par value $0.0001 per share (each an “AAC

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September 21, 2023

Class A Ordinary Share”). In connection with the Domestication: (a) each of the then issued and outstanding AAC Class A Ordinary Shares will convert, on a one-for-one basis, into one share of New X-energy Class A common stock, par value $0.0001 per share (collectively, the “New X-energy Class A Common Stock”); (b) each of the then issued and outstanding warrants representing the right to purchase one AAC Class A Ordinary Share (the “AAC Warrants”), issued pursuant to that certain Warrant Agreement by and between AAC and Continental Stock Transfer & Trust Company, dated February 1, 2021 (the “Warrant Agreement”), will convert automatically into a warrant to acquire one share of New X-energy Class A Common Stock on the same terms as the AAC Warrants (each a “New X-energy Warrant”); and (c) each of the then issued and outstanding units of AAC (each an “AAC Unit”) will be canceled and each holder will be entitled to one share of New X-energy Class A Common Stock and one-fifth of one New X-energy Warrant.

This opinion is being rendered in connection with the registration under the above-referenced Registration Statement of: (i) 45,604,260 shares of New X-energy Class A Common Stock issuable upon conversion of the AAC Class A Ordinary Shares and the cancellation of the AAC Units and (ii) 28,741,076 New X-energy Warrants issuable upon conversion of the AAC Warrants and the cancellation of the AAC Units.

In connection with the preparation of this opinion, we have, among other things, reviewed:

a.	a copy of the Original Business Combination Agreement, filed as Annex A-1 to the Registration Statement, the First Amendment to Business Combination Agreement, filed as Annex A-2 to the Registration Statement, and the Second Amendment to Business Combination Agreement, filed as Annex A-3 to the Registration Statement;
b.	the Registration Statement;
c.	the form of proposed certificate of incorporation of New X-energy, to be filed with the Delaware Secretary of State (the “Certificate of Incorporation”), in the form filed as Annex C to the Registration Statement;
d.	the form of proposed bylaws of New X-energy, to be adopted by New X-energy in connection with the Domestication (the “Bylaws”), in the form filed as Annex D to the Registration Statement;
e.	the form of proposed certificate of corporate domestication of AAC, to be filed with the Delaware Secretary of State (the “Certificate of Domestication”), filed as Exhibit 3.6 to the Registration Statement;
f.	a copy of the AAC Specimen Unit Certificate, filed as Exhibit 4.1 to the registration statement on Form S-1 filed by AAC on January 26, 2021 (“Form S-1”);
g.	a copy of the Specimen AAC Class A Ordinary Share Certificate, filed as Exhibit 4.2 to the Form S-1 filed by AAC on January 26, 2021;

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September 21, 2023

h.	a copy of the Specimen Warrant Certificate, filed as Exhibit 4.3 to the Form S-1 filed by AAC on January 26, 2021;
i.	a copy of the Warrant Agreement, filed as Exhibit 4.4 to the Form S-1 filed by AAC on January 26, 2021;
j.	a copy of the Specimen Class A Common Stock Certificate of New X-energy, filed as Exhibit 4.5 to the Registration Statement filed by AAC on September 21, 2023;
k.	a copy of the Specimen Warrant Certificate of New X-energy, filed as Exhibit 4.6 to the Registration Statement filed by AAC on September 21, 2023; and
l.	such other documents, records and other instruments as we have deemed necessary or appropriate in order to deliver the opinions set forth herein.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto and the due authorization, execution and delivery of all documents by the parties thereto other than AAC. We have not independently established or verified any facts relevant to the opinion expressed herein, but have relied upon statements and representations of officers and other representatives of AAC and others as to factual matters.

Subject to the assumptions, qualifications, exclusions and other limitations which are identified in this opinion, we advise you that:

1.

Upon (i) the effectiveness of the Domestication and (ii) the filing of the Certificate of Incorporation with the Delaware Secretary of State, the issued and outstanding AAC Class A Ordinary Shares (including those currently held in the form of AAC Units) will automatically convert by operation of law, on a one-for-one basis into duly authorized, validly issued, fully paid and non-assessable shares of New X-energy Class A Common Stock.

2.

Upon (i) the effectiveness of the Domestication and (ii) the filing of the Certificate of Incorporation with the Delaware Secretary of State, each issued and outstanding New X-energy Warrant will be a valid and binding obligation of New X-energy, enforceable against New X-energy in accordance with its terms under the laws of the State of New York.

In addition, in rendering the foregoing opinions we have assumed that:

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September 21, 2023

(a)

Prior to effecting the Domestication and prior to the issuance of securities by New X-energy: (i) the shareholders of AAC will have approved, among other things, the Domestication; and (ii) all other necessary action will have been taken under the applicable laws of the Cayman Islands to authorize and permit the Domestication, and any and all consents, approvals and authorizations from applicable Cayman Islands governmental and regulatory authorities required to authorize and permit the Domestication will have been obtained; and

(b)

The current draft of the Certificate of Incorporation, in the form thereof submitted for our review, without alteration or amendment (other than identifying the appropriate date), will be duly authorized and executed and thereafter be duly filed with the Delaware Secretary of State in accordance with Section 103 of the DGCL; that no other certificate or document, other than the Certificate of Domestication as required under Section 388 of the DGCL, has been, or prior to the filing of the Certificate of Incorporation will be, filed by or in respect of AAC with the Delaware Secretary of State; and that AAC will pay all fees and other charges required to be paid in connection with the filing of the Certificate of Incorporation.

In rendering this opinion, we have relied upon the opinion of Maples and Calder, dated January 26, 2021, filed as Exhibit 5.2 to the registration statement on Form S-1 filed by AAC on January 26, 2021.

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law or judicially developed doctrine in this area (such as substantive consolidation or equitable subordination) affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing, (iv) public policy considerations which may limit the rights of parties to obtain certain remedies, (v) any requirement that a claim with respect to any security denominated in other than U.S. dollars (or a judgment denominated in other than U.S. dollars in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined in accordance with applicable law, (vi) governmental authority to limit, delay or prohibit the making of payments outside of the United States or in a foreign currency or currency unit and (vii) any laws except the laws of the State of New York and the DGCL. We advise you that issues addressed by this letter may be governed in whole or in part by other laws, but we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws which may actually govern. We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance of the securities covered by this opinion.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the State of New York or the DGCL be changed by legislative action, judicial decision or otherwise.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of

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September 21, 2023

persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,
/s/ Kirkland & Ellis LLP